[STATE SEAL OF FLORDIA]
                          FLORIDA DEPARTMENT OF STATE
                                 Glenda E. Hood
                               Secretary of State

July 13, 2004


Florida Filing & Search Services

Tallahassee, FL




The Articles of Merger were filed on July 12, 2004, for MARMION INDUSTRIES CORP., the surviving Nevada entity not authorized to transact business in Florida.

This document was electronically received and filed under FAX audit number H04000143856.

Should you have any further questions regarding this matter, please feel free to call (850) 245-6050, the Amendment Filing Section.

Susan Payne
Senior Section Administrator
Division of Corporations                Letter Number:  104A00044548


      Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314


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                               ARTICLES OF MERGER
                               ------------------
                              (PROFIT CORPORATIONS)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, F.S.

First: The name and jurisdiction of the SURVIVING corporation:
                                        ---------

Name                                      Jurisdiction       Document Number
----                                      ------------       ---------------
                                                         (If known/ applicable)

MARMION INDUSTRIES CORP.                  NEVADA
----------------------------------------  ------------  ------------------------

Second: The name and jurisdiction of each MERGING corporation:
                                          -------

Name                                      Jurisdiction       Document Number
----                                      ------------       ---------------
                                                         (If known/ applicable)

International Trust & Financial Systems,  Florida       P96000074784
----------------------------------------  ------------  ------------------------
Inc.
----------------------------------------  ------------  ------------------------

----------------------------------------  ------------  ------------------------

----------------------------------------  ------------  ------------------------

----------------------------------------  ------------  ------------------------

Third: The Plan of Merger is attached.


Fourth: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

OR     /  /     (Enter a specific date. NOTE: An effective date cannot be prior
--   ---------- to the date of filing or more than 90 days in the future.)

Fifth:  Adoption of Merger by SURVIVING corporation - (COMPLETE ONLY ONE
                              ---------
STATEMENT) The Plan of Merger was adopted by the shareholders of the surviving
corporation on  July 12, 2004    .
               ------------------

The Plan of Merger was adopted by the board of directors of the surviving
corporation on                 and shareholder approval was not required.
               ---------------

SIXTH: ADOPTION OF MERGER BY MERGING Corporation(s) (COMPLETE ONLY ONE
                             -------
STATEMENT) The Plan of Merger was adopted by the shareholders of the merging
corporation(s) on   July 12, 2004   .
                  ------------------

The Plan of Merger was adopted by the board of directors of the merging
corporation(s) on                 and shareholder approval was not required.
                  ---------------

                    (Attach additional sheets if necessary}

SEVENTH: SIGNATURES OF EACH CORPORATION
         ------------------------------

                                             Typed or Printed Name
Name of Corporation       Signature          of Individual & Title
------------------------  -----------------  -----------------------------------

International Trust &     /S/ W. H. Marmion  President; CEO
------------------------  -----------------  -----------------------------------
Financial Systems, Inc.                      W. H. Marmion
------------------------  -----------------  -----------------------------------

------------------------  -----------------  -----------------------------------
Marmion Industries Corp.  /s/ W. H. Marmion  President; CEO
------------------------  -----------------  -----------------------------------
                                             W. H. Marmion
------------------------  -----------------  -----------------------------------

------------------------  -----------------  -----------------------------------

------------------------  -----------------  -----------------------------------

------------------------  -----------------  -----------------------------------

------------------------  -----------------  -----------------------------------

------------------------  -----------------  -----------------------------------

                                 PLAN OF MERGER
                                 --------------
                               (NON SUBSIDIARIES)

The following plan of merger is submitted in compliance with section 607.1101, F.S. and in accordance with the laws of any other applicable jurisdiction of incorporation.

First: The name and jurisdiction of the SURVIVING corporation:
                                        ---------

Name                                           Jurisdiction
----                                           ------------

Marmion Industries Corp.                       Nevada
---------------------------------------------  ---------------------------------


Second: The name and jurisdiction of each MERGING corporation:
                                          -------

Name                                           Jurisdiction
----                                           ------------

International Trust & Financial Systems, Inc.  Florida
---------------------------------------------  ---------------------------------

---------------------------------------------  ---------------------------------

---------------------------------------------  ---------------------------------

---------------------------------------------  ---------------------------------

---------------------------------------------  ---------------------------------

Third: The terms and conditions of the merger are as follows:

The separate existence of International Trust shall cease. Marmion Industries (the "Surviving Corporation" herein) shall succeed, without other transfer, to all the rights and properties of International Trust and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger and shall succeed, continue, and remain unchanged by the Merger. The Articles of Incorporation of Marmion Industries existing on the Effective Date of the Merger shall continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law. The Bylaws of Marmion Industries existing on the Effective Date of the Merger shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law. Each share of the common stock, $0.001 par value per share, of International Trust will have voting rights equal to the same number of shares of the Common Stock of Marmion Industries

Fourth: The manner and basis of converting the shares of each corporation into shares, obligations, or other securities of the surviving corporation or any other corporation or, in whole or in part, into cash or other property and the manner and basis of converting rights to acquire shares of each corporation into rights to acquire shares, obligations, or other securities of the surviving or any other corporation or, in whole or in part, into cash or other property are as follows:

The holders of shares of the common stock, $0.001 par value per share, of International Trust shall be entitled to receive, in exchange for all the outstanding stock of International Trust, an amount of stock so that after the issuance thereof, such holders of International Trust will hold all of the issued and outstanding shares of the common stock of the Surviving Corporation, par value $0.001 per share. The presently outstanding shares of the common stock of Marmion Industries will be cancelled.